SUB-ITEM 77Q3

AIM ENERGY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 9/30/2007
FILE NUMBER 811-3826
SERIES NO.: 1


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       15,183
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        3,441
        Class C                                                        4,468
        Investor Class                                                12,736
        Institutional Class                                               31


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $50.77
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $48.43
        Class C                                                       $47.51
        Investor Class                                                $50.63
        Institutional Class                                           $51.16